UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 8, 2010
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 8.01	Other Events.

On October 8, 2010, The York Water Company (the “Company”) closed its previously disclosed public offering of $15,000,000 principal amount of its 5.00% Monthly Senior Notes Series 2010A due October 1, 2040 (the “Notes”).  The Notes were issued under an indenture with Manufacturers and Traders Trust Company, as trustee (the “Trustee”), dated October 1, 2010 (the “Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of October 1, 2010, by and between the Company and the Trustee (the “Supplemental Indenture”).

The Indenture and the Supplemental Indenture (including the form of Note) are attached hereto as Exhibits 4.1 and 4.2 and are incorporated by reference herein and into the Company’s Registration Statement on Form S-3 (File No. 333-166329).  The summaries of the Notes, the Supplemental Indenture and the Indenture in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of October 1, 2010, by and between The York Water Company and
Manufacturers and Traders Trust Company, as trustee.

4.2	First Supplemental Indenture, dated as of October 1, 2010, by and between The York Water
Company and Manufacturers and Traders Trust Company, as trustee (which includes the form of Note).

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: October 8, 2010	By:	/s/Kathleen M. Miller
Kathleen M. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of October 1, 2010, by and between The York Water Company and Manufacturers and Traders Trust Company, as trustee.

4.2	First Supplemental Indenture, dated as of October 1, 2010, by and between The York Water Company and Manufacturers and Traders Trust Company, as trustee (which includes the form of Note).